EXHIBIT 15.1
U.S. Securities and Exchange Commission
Washington, D.C. 20549
We have conducted a review of the condensed consolidated financial statements of Tarragon Corporation and subsidiaries as of September 30, 2006 and for the three-month and nine-month periods ended September 30, 2006 and 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issued our report thereon dated November 10, 2006. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q/A of Tarragon Corporation and subsidiaries for the quarter ended September 30, 2006 are being incorporated by reference in the Registration Statements on Form S-3 (File Nos. 333-104749, effective March 5, 2004 and 333-121258, effective January 20, 2005) and Form S-8 (File Nos. 333-36582, effective May 9, 2000, 333-36576, effective May 9, 2000, and 333-123805, effective April 4, 2005) and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.
/s/ GRANT THORNTON LLP
Dallas, Texas
November 10, 2006